Exhibit h(1)

SUB-ADMINISTRATION AGREEMENT

(Amended, Restated and Consolidated)

This Amended, Restated and Consolidated SUB-ADMINISTRATION AGREEMENT made as of January 1, 2008 (“Consolidated Agreement”) by and between MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY, a mutual life insurance company organized under the laws of Massachusetts (“MassMutual” or “Administrator”), and STATE STREET BANK and TRUST COMPANY, a Massachusetts trust company (the “Bank” or “Sub-Administrator”).

WHEREAS, MML Series Investment Fund (“MML Series Fund”), a Massachusetts business trust, was organized as a registered investment company under the Investment Company Act of 1940, as amended (the “1940 Act”);

WHEREAS, MassMutual Premier Funds (“MassMutual Premier Funds”), a Massachusetts business trust (formerly known as The DLB Fund Group), was organized as a registered investment company under the 1940 Act;

WHEREAS, MassMutual Select Funds (“MassMutual Select Funds”), a Massachusetts business trust (formerly known as MassMutual Institutional Funds), was organized as a registered investment company under the 1940 Act;

WHEREAS, MML Series Investment Fund II (“MML Series Fund II”), a Massachusetts business trust, was organized as a registered investment company under the 1940 Act;

WHEREAS, each of MML Series Fund, MassMutual Premier Funds, MassMutual Select Funds and MML Series Fund II (collectively, the “Trusts” and singly, a “Trust”) is authorized to issue shares in separate series, with each such series representing interests in a separate portfolio of securities and other assets (each a “Portfolio” and collectively, the “Portfolios”);

WHEREAS, for MassMutual Premier Funds, MassMutual Select Funds and certain Portfolios of MML Series Fund and MML Series Fund II, MassMutual has entered into administrative agreements with each Trust on behalf of each Trust’s Portfolios, and such agreements grant MassMutual the right to sub-contract its administrative duties and responsibilities under those agreements;

WHEREAS, for certain Portfolios of MML Series Fund and MML Series Fund II, MassMutual has entered into separate investment management agreements with the Trusts on behalf of each of the Portfolios, pursuant to which MassMutual performs all administrative functions related to each Portfolio; and such agreements grant MassMutual the right to sub-contract its administrative duties and responsibilities under those agreements;

WHEREAS, MassMutual determined to sub-contract its administrative duties and responsibilities with respect to each of the Trusts and their respective Portfolios and in that regard, retained Investors Bank & Trust Company (“IBT”) to render certain administrative services to the Trusts pursuant to the agreements hereinafter described, all of which are currently in full force and effect without default thereunder (collectively, the “Sub-Administration Agreements”):

MML Series Fund: Sub-Administration Agreement dated May 3, 1999, as amended by First Amendment to Sub-Administration Agreement dated August 1, 2001, Second Amendment to Sub-Administration Agreement dated August 1, 2001and Amendment to Appendix A dated May 1, 2006;

•

Mass Mutual Select Funds: Sub-Administration Agreement dated August 29, 1994, as amended by First Amendment to Sub-Administration Agreement dated February 23, 1998, Second Amendment to Sub-Administration Agreement dated August 1, 2001, Third Amendment to Sub-Administration Agreement dated August 4, 2003, Amendment to Sub-Administration Agreement dated November 1, 2004, and Amendment to Appendix A dated December 14, 2006;

•

MassMutual Premier Funds: Sub-Administration Agreement dated October 12, 2004, as amended by Amendment to Sub-Administration Agreement dated November 1, 2004 and Amendment to Appendix A dated September 27, 2006; and Sub-Administration Agreement dated November 1, 2004;

•	MML Series Fund II: Sub-Administration Agreement dated May 2, 2005.

WHEREAS, the Boards of Trustees of each of the Trusts have previously approved the delegation of administrative duties and responsibilities to IBT;

WHEREAS, IBT merged with and into the Bank, effective July 2, 2007, with the result that the Bank now serves as sub-administrator with respect to the Portfolios as of the date of execution of this Consolidated Agreement;

WHEREAS, MassMutual has requested that the Bank amend, restate and consolidate each of the Sub-Administration Agreements into this Consolidated Agreement and the Bank has agreed to do so as an accommodation to MassMutual notwithstanding that this Consolidated Agreement is not identical to the form of sub-administration agreement customarily entered into by the Bank as sub-administrator, in order that the sub-administrative services to be provided to the Portfolios by the Bank, as successor by merger to IBT, may be made consistently and predictably to each of them.

NOW, THEREFORE, in consideration of the mutual covenants herein set forth, it is agreed between the parties hereto as follows:

1. Appointment. MassMutual hereby appoints the Bank to act as sub-administrator of each of the Trusts on behalf of the Portfolios listed for each Trust on Appendix A hereto on the terms set forth in this Consolidated Agreement. The Bank accepts such appointment and agrees to render the services herein set forth for the compensation herein provided. In the event any Trust establishes one or more additional Portfolios with respect to which it wishes to retain the Sub-Administrator to provide services hereunder, the Trust shall so notify the Administrator, and if the Administrator agrees to provide such services, except as to certain provisions (including those relating to compensation and expenses) as may be modified with respect to each additional Portfolio, such Portfolio shall become subject to the provisions of this Consolidated Agreement upon execution of an amendment to Appendix A.

2. Amendment, Restatement and Consolidation of Sub-Administration Agreements. Provided that the Bank and MassMutual shall have prior executed this Consolidated Agreement, upon execution of this Consolidated Agreement by any Trust, this Consolidated Agreement shall be deemed to amend, restate and consolidate the Sub-Administration Agreements described herein with respect to such Trust and its respective Portfolios, and any Sub-Administration Agreements in effect as of the date of execution by a Trust with respect to that Trust and its respective Portfolios shall be deemed amended, restated and consolidated in whole into this Consolidated Agreement and superseded hereby.

3. Delivery of Documents. MassMutual has furnished the Bank with copies properly certified or authenticated of each of the following:

(a) Resolutions of the Trust’s Board of Trustees authorizing the appointment of the Bank to provide certain administrative services to the Trust and approving this Consolidated Agreement;

(b) The Agreements and Declarations of Trust for each of the Trusts, as filed with The Commonwealth of Massachusetts and any amendments thereto (the “Declarations of Trust”);

(c) The Trusts’ bylaws and all amendments thereto (the “Bylaws”);

(d) MassMutual’s and the Trusts’ agreements with all service providers which include any investment advisory agreements, sub-investment advisory agreements, custody agreements, distribution agreements and transfer agency agreements;

(e) The Trusts’ most recent Registration Statements on Form N-lA (the “Registration Statements”) under the Securities Act of 1933 and under the 1940 Act and all amendments thereto; and

(f) The Trusts’ most recent prospectus and statement of additional information; and

(g) Such other certificates, documents or opinions as may mutually be deemed necessary or appropriate for the Bank in the proper performance of its duties hereunder.

MassMutual will promptly furnish the Bank with copies of all amendments of or supplements to the foregoing. Furthermore, MassMutual will notify the Bank as soon as possible of any matter which may materially affect the performance by the Bank of its services under this Consolidated Agreement.

4. Duties of Sub-Administrator.

(a) Subject to the supervision and direction of MassMutual and the Board of Trustees of the Trusts, the Bank, as Sub-Administrator, will assist in conducting various aspects of the Trusts’ administrative operations and undertakes to perform the services described in Appendix B hereto. The Bank may, from time to time, perform additional duties and functions which shall be set forth in an amendment to such Appendix B executed by both parties.

(b) In performing services under this Consolidated Agreement, the Bank shall act in conformity with the Declaration of Trust of the respective Trust served and Bylaws and the 1940 Act, as the same may be amended from time to time, and the investment objectives, investment policies and other practices and policies set forth in the Registration Statement of the respective Trust served, as the same may be amended from time to time. Notwithstanding any item discussed herein, the Bank has no discretion over the Trusts’ assets or choice of investments and cannot be held liable for any matter relating to such investments.

(c) Neither the Bank nor any of the Bank’s directors, officers, employees or agents are acting as the Portfolios’ tax experts. In the event the Bank provides any tax related services to a Portfolio, such services are merely to provide calculations and information to be reviewed and approved by such Portfolio or the Administrator and their tax experts, and to implement the tax policy decisions of the Portfolios, the Trusts or the Administrator. As a result, the Bank shall have no responsibility or liability for any obligations now or hereafter imposed on the Portfolios, Trusts, their respective shares or shareholders, or the Administrator by the tax laws of any jurisdiction (including any interest or penalties thereon), including but not limited to any loss or liability resulting from any Portfolio failing to (i) provide the Bank with information regarding the tax status of any Portfolio or Trust, or (ii) the Bank’s calculation or review, or the implementation, of such tax policy decisions.

5. Duties of MassMutual.

(a) MassMutual is solely responsible (through its transfer agent or otherwise) for (i) providing timely and accurate reports (“Daily Sales Reports”) which will enable the Bank as Sub-Administrator to monitor the total number of shares sold in each state on a daily basis and (ii) identifying any exempt transactions (“Exempt Transactions”) which are to be excluded from the Daily Sales Reports.

(b) MassMutual agrees to make its legal counsel available to the Bank for instruction with respect to any matter of law arising in connection with the Bank’s duties hereunder, and MassMutual further agrees that the Bank shall be entitled to rely on such instruction without further investigation on the part of the Bank.

6. Fees and Expenses.

(a) For the services to be rendered and the facilities to be furnished by the Bank, as provided for in this Consolidated Agreement, MassMutual will compensate the Bank as separately agreed in writing by the parties. The fees are calculated daily and billed monthly and shall be due and payable upon receipt of the Bank’s invoice. Any such fees shall not include out-of- pocket disbursements (as may be delineated in such writing or other expenses with the prior approval of MassMutual’s management) of the Bank for which the Bank shall be entitled to bill MassMutual separately and for which MassMutual shall reimburse the Bank. Upon the termination of this Consolidated Agreement in whole or in part with respect to one or more Trusts before the end of any month, the fee for the part of the month before such termination shall be prorated according to the proportion which such part bears to the full monthly period and shall be payable upon the date of termination of this Consolidated Agreement in whole or in part with respect to such Trusts.

(b) The Bank shall not be required to pay any expenses incurred by MassMutual or the Trusts.

7. Limitation of Liability.

(a) The Bank, its directors, officers, employees and agents shall not be liable for any error of judgment or mistake of law or for any loss suffered by MassMutual or any Trust in connection with the performance of its obligations and duties under this Consolidated Agreement, except a loss resulting from willful misfeasance, bad faith or negligence in the performance of such obligations and duties, or by reason of its reckless disregard thereof. MassMutual and the respective Trust(s) will indemnify the Bank, its directors, officers, employees and agents against and hold it and them harmless from any and all losses, claims, damages, liabilities or expenses (including legal fees and expenses) resulting from any claim, demand, action or suit (i) arising out of the actions or omissions of MassMutual, including, but not limited to, inaccurate Daily Sales Reports and misidentification of Exempt Transactions; (ii) any actions taken or omitted to be taken by the Bank in reliance on, or use by the Bank of, information, records and documents purporting to be of MassMutual, the Trusts or the Portfolios, or in reliance upon any law, act, regulation or legal interpretation as provided in (b) below; (iii) arising out of the offer or sale of any securities of any Trust in violation of (x) any requirement under the federal securities laws or regulations, (y) any requirement under the securities laws or regulations of any state, or (z) any stop order or other determination or ruling by any federal or state agency with respect to the offer or sale of such securities; or (iv) not resulting from the willful misfeasance, bad faith or negligence of the Bank in the performance of such obligations and duties or by reason of its reckless disregard thereof.

(b) The Bank may apply to MassMutual at any time for instructions and may, with prior MassMutual approval, consult counsel for MassMutual, or its own counsel, and with accountants and other experts with respect to any matter arising in connection with its duties hereunder, and the Bank shall not be liable or accountable for any action taken or omitted by it in good faith in accordance with such instruction, or with the opinion of such counsel, accountants, or other experts. The Bank shall not be liable for any act or omission taken or not taken in reliance upon any document, certificate or instrument which it reasonably believes to be genuine and to be signed or presented by the proper person or persons. The Bank shall not be held to have notice of any change of authority of any officers, employees, or agents of MassMutual or any Trust until receipt of written notice thereof has been received by the Bank from MassMutual.

(c) In the event the Bank is unable to perform, or is delayed in performing, its obligations under the terms of this Consolidated Agreement because of acts of God, strikes, legal constraint, government actions, war, emergency conditions, interruption of electrical power or other utilities, equipment or transmission failure or damage reasonably beyond its control or other causes reasonably beyond its control, the Bank shall not be liable to MassMutual or any Trust or Portfolio for any damages resulting from such failure to perform, delay in performance, or otherwise from such causes.

(d) Notwithstanding anything to the contrary in this Consolidated Agreement, in no event shall the Bank be liable for special, incidental or consequential damages, even if advised of the possibility of such damages.

8. Termination.

(a) The term of this Consolidated Agreement shall continue through January 1, 2011 (the “Initial Term”), unless earlier terminated as provided herein. After the expiration of the Initial Term, the term of this Consolidated Agreement shall automatically renew for successive one-year terms (each a “Renewal Term”) unless ninety (90) days’ written notice of non-renewal is delivered by the non-renewing party to the other party via electronic mail or otherwise prior to the expiration of the Initial Term or anytime thereafter, as the case may be.

(i) Either party hereto may terminate this Consolidated Agreement prior to the expiration of the Initial Term or any time thereafter in the event the other party breaches any material provision of this Consolidated Agreement, provided that the non- violating party gives written notice of such violation to the violating party and the violating party does not cure such violation within forty-five (45) days of receipt of such notice, except that cure with respect to payment defaults hereunder shall be made within ten (10) days of receipt of notice; and provided further that the termination of this Consolidated Agreement with respect to any one or more of the Trusts shall not affect the effectiveness of this Consolidated Agreement with respect to the other Trusts.

(ii) If a majority of the Board of Trustees of any Trust reasonably determines that the performance of the Bank under this Consolidated Agreement does not meet industry standards, written notice of such determination setting forth in detail the reasons for such determination shall be provided to the Bank. In the event the Bank shall not, within forty-five (45) days thereafter, cure identified deficiencies to the reasonable satisfaction of such Board of Trustees, the Trust, with the authorization of the Board, may terminate this Consolidated Agreement as to itself, but such termination shall not affect the effectiveness of this Consolidated Agreement with respect to the other Trusts.

(b) After the termination of this Consolidated Agreement as to any Trust, upon reasonable prior written notice to the Bank, MassMutual may have reasonable access to the records of the Bank, at such time and place as the Bank deems convenient, relating to its performance of its duties as Sub-Administrator for such Trust.

9. Miscellaneous.

(a) Any notice or other instrument authorized or required by this Consolidated Agreement to be given in writing to MassMutual, the Trust or the Bank shall be sufficiently given if addressed to that party and received by it at its office set forth below or at such other place as it may from time to time designate in writing.

To MassMutual:

Massachusetts Mutual Life Insurance Company

1295 State Street

Springfield, MA 01111

Attention: Vice President, Investment Services

To any Trust:

[Name of]Trust

1295 State Street

Springfield, MA 01111

Attention: President of the Trust

With a copy to: Secretary/Clerk of the Trust

To the Bank:

State Street Bank and Trust Company

200 Clarendon Street

P.O. Box 9130

Boston, MA 02117-9130

Attention: Client Manager, MassMutual

With a copy to:

State Street Bank and Trust Company

P.O. Box 5049

Boston, MA 02206-5049

Attention: Fund Administration Legal Department

(b) This Consolidated Agreement shall extend to and shall be binding upon the parties hereto and their respective successors and assigns; provided, however, that this Consolidated Agreement shall not be assignable without the written consent of the other party.

(c) This Consolidated Agreement shall be construed in accordance with the laws of The Commonwealth of Massachusetts, without regard to its conflict of laws provisions. If any provision of this Consolidated Agreement is invalid or unenforceable, the balance of this Consolidated Agreement shall remain in effect, and if any provision is inapplicable to any person or circumstance it shall nevertheless remain applicable to all other persons and circumstances

(d) This Consolidated Agreement may be executed in any number of counterparts each of which shall be deemed to be an original and which collectively shall be deemed to constitute only one instrument.

(e) The captions of this Consolidated Agreement are included for convenience of reference only and in no way define or delimit any of the provisions hereof or otherwise affect their construction or effect.

10. Confidentiality. Both parties hereto agree than any non-public information obtained hereunder from or concerning the other party is confidential and may not be disclosed without the consent of the other party, except as may be required by applicable law or at the request of a governmental agency or self-regulatory organization. The parties further agree that a breach of this provision would irreparably damage the other party and accordingly agree that each of them is entitled, in addition to all other remedies at law or in equity to an injunction or injunctions without bond or other security to prevent breaches of this provision. In addition, the parties further agree that any Nonpublic Personal Information, as defined under Section 248.3(t) of Regulation S-P (“Regulation S-P”), promulgated under the Gramm-Leach-Bliley Act (the “GLB Act”), disclosed by a party hereunder is for the specific purpose of permitting the other party to perform the services set forth in this Consolidated Agreement. Each party agrees that, with respect to such information, it will comply with Regulation S-P and the GLB Act and that it will not disclose any Nonpublic Personal Information received in connection with this Consolidated Agreement, to any other party, except as necessary to carry out the services set forth in this Agreement or as otherwise permitted by Regulation S-P or the GLB Act.

11. Use of Name. MassMutual shall not use the name of the Bank or any of its affiliates in any prospectus, sales literature or other material relating to the Trusts in a manner not approved by the Bank prior thereto in writing; provided however, that the approval of the Bank shall not be required for any use of its name which merely refers in accurate and factual terms to its role as administrative services provider hereunder or which is required by the Securities and Exchange Commission or any state securities authority or any other appropriate regulatory, governmental or judicial authority; provided further, that in no event shall such approval be unreasonably withheld or delayed.

12. Insurance Coverage. The Bank need not maintain any special insurance for the benefit of the Trusts. The Bank shall at all times maintain insurance coverages adequate for the nature of its operations, including directors and officers, errors and omissions, and fidelity bond insurance coverages. The Bank shall provide the Trusts with copies of its insurance policies, upon request. The Bank shall notify the Trusts if there are any material changes to its insurance policies.

13. Business Continuity and Disaster Recovery Plans. Notwithstanding anything in this Consolidated Agreement to the contrary, the Bank shall have in place comprehensive business continuity and disaster recovery procedures and systems.

[Remainder of Page Intentionally Left Blank]

IN WITNESS WHEREOF, the parties hereto have caused this instrument to be duly executed and delivered by their duly authorized officers as of the date first written above.

MASSACHUSETTS MUTUAL LIFE INSURANCE COMPANY

By:	/s/ Eric Wietsma
Name:	Eric Wietsma
Title:	Vice President

STATE STREET BANK AND TRUST COMPANY

By:	/s/ Stephen A. DeSalvo
Name:	Stephen A. DeSalvo
Title:	Senior Vice President

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND II

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASS MUTUAL PREMIER FUNDS

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	Treasurer

ACKNOWLEDGED AND ACCEPTED BY MASS MUTUAL SELECT FUNDS

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	Treasurer

ACKNOWLEDGED AND ACCEPTED BY MML SERIES INVESTMENT FUND II

By:	/s/ Nicholas Palmerino
Name:	Nicholas Palmerino
Title:	Treasurer

Appendices

Appendix A	Portfolios

Appendix B	Summary of Administrative Functions

Appendix A

MassMutual Premier Funds

Portfolios

MassMutual Premier Diversified Bond Fund

MassMutual Premier Core Bond Fund

MassMutual Premier Value Fund

MassMutual Premier Money Market Fund

MassMutual Premier Small Company Opportunities Fund

MassMutual Premier Balanced Fund

MassMutual Premier International Equity Fund

MassMutual Premier Short-Duration Fund

MassMutual Premier Inflation-Protected Bond Fund

MassMutual Premier High Yield Fund

MassMutual Premier Enhanced Index Value Fund

MassMutual Premier Enhanced Index Core Equity Fund

MassMutual Premier Core Growth Fund

MassMutual Premier Enhanced Index Growth Fund

MassMutual Premier Small Capitalization Value Fund

MassMutual Premier Capital Appreciation Fund

MassMutual Premier Global Fund

MassMutual Premier Main Street Fund

MassMutual Premier Strategic Income Fund

MassMutual Premier Focused International Fund

MassMutual Premier Discovery Value Fund

MassMutual Premier Main Street Small Cap Fund

MassMutual Premier Core Value Equity Fund

MassMutual Premier International Bond Fund

MassMutual Select Funds

Portfolios

MassMutual Select Mid Cap Growth Equity Fund

MassMutual Select Small Cap Growth Equity Fund

MassMutual Select Small Company Value Fund

MassMutual Select Small Company Growth Fund

MassMutual Select Strategic Balanced Fund

MassMutual Select Large Cap Value Fund

MassMutual Select Aggressive Growth Fund

MassMutual Select NASDAQ 100 Fund

MassMutual Select Emerging Growth Fund

MassMutual Select Focused Value Fund

MassMutual Select Mid Cap Growth Equity II Fund

MassMutual Select Indexed Equity Fund

MassMutual Select Value Equity Fund

MassMutual Select Overseas Fund

MassMutual Select Blue Chip Growth Fund

MassMutual Select Fundamental Value Fund

MassMutual Select Large Cap Growth Fund

MassMutual Select Destination Retirement 2010 Fund

MassMutual Select Destination Retirement 2020 Fund

MassMutual Select Destination Retirement 2030 Fund

MassMutual Select Destination Retirement 2040 Fund

MassMutual Select Destination Retirement 2050 Fund

MassMutual Select Destination Retirement Income Fund

MassMutual Select Diversified Value Fund

MassMutual Select Strategic Bond Fund

MassMutual Select Core Opportunities Fund

MassMutual Select Small Cap Value Equity Fund

MassMutual Select Small Cap Core Equity Fund

MassMutual Select Mid Cap Value Fund

MassMutual Select Diversified International Fund

MassMutual Select Diversified Growth Fund

MML Series Fund

Portfolios

MML Equity Index Fund

MML Growth Equity Fund

MML Small Cap Growth Equity Fund

MML Large Cap Value Fund

MML NASDAQ 100 Fund

MML Emerging Growth Fund

MML Asset Allocation Fund

MML Equity Income Fund

MML Income & Growth Fund

MML Growth & Income Fund

MML Blue Chip Growth Fund

MML Large Cap Growth Fund

MML Concentrated Growth Fund

MML Mid Cap Value Fund

MML Mid Cap Growth Fund

MML Small Cap Value Fund

MML Small Cap Index Fund

MML Global Fund

MML Foreign Fund

MML Conservative Allocation Fund

MML Balanced Allocation Fund

MML Moderate Allocation Fund

MML Growth Allocation Fund

MML Aggressive Allocation Fund

MML Series Fund II

Portfolios

MML Blend Fund

MML Enhanced Index Core Equity Fund

MML Equity Fund

MML Inflation-Protected Bond Fund

MML Managed Bond Fund

MML Money Market Fund

MML Small Cap Equity Fund

MML Small Company Opportunities Fund